UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2009

BUCKEYE TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	33-60032	62-1518973
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

                      1001 Tillman Street, Memphis, Tennessee                                                                                                      38112
                      (Address of Principal Executive Offices)                                                                                                  (Zip Code)

Registrant's telephone number, including area code: (901) 320-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.                                REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement

Director Indemnification Agreements

On October 26, 2009, pursuant to authorization by the Board of Directors of Buckeye Technologies Inc. (the “Company”), the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors. Each of the Indemnification Agreements provides, among other things, that each director (and in certain situations, a director’s spouse) shall have a contractual right (i) to indemnification to the fullest extent permitted by applicable law for losses suffered or expenses incurred in connection with any threatened, pending or completed litigation or other proceeding relating to that person’s service as a director of the Company, (ii) subject to certain limitations and procedural requirements, to the advancement of expenses paid or incurred in connection with such litigation or other proceeding, (iii) to certain procedural and other protections effective upon a change in control of the Company, including but not limited to the creation of a trust to secure the Company’s indemnification obligations, and (iv) to coverage under the Company’s directors’ and officers’ insurance policies, to the extent that the Company maintains such insurance policies and they are reasonably available, with comparable levels of coverage as the policies in effect as of the date of the Indemnification Agreements.

The foregoing summary of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 10-K and incorporated herein by reference.

SECTION 9.                 FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2009	BUCKEYE TECHNOLOGIES INC.

By:	/s/ Sheila Jordan Cunningham
Sheila Jordan Cunningham
Senior Vice President, General Counsel

EXHIBIT INDEX
Exhibit No.	Description
10.1	Form of Director Indemnification Agreement